Exhibit 3.2

FORM OF AMENDED AND RESTATED

BYLAWS

OF

ENHABIT, INC.

(a Delaware corporation)

Amended and Restated Bylaws of Enhabit, Inc., _________, 2022

TABLE OF CONTENTS*

i

* The Table of Contents appears here for convenience only and should not be considered a part of the Amended and Restated Bylaws.
ii

AMENDED AND RESTATED

BYLAWS

OF

ENHABIT, INC.

ARTICLE I

OFFICES

Section 1.1          Registered Office. The address of the registered office of Enhabit, Inc. (the “Corporation”) in the State of Delaware and the name of the registered agent at such address shall be as specified in the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or as specified in the most recent Statement of Change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 1.2          Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1          Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware as the Board of Directors may fix by resolution or as set forth in the notice of the meeting. The annual meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.

Section 2.2          Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time in accordance with the requirements of the Certificate of Incorporation. Special meetings of stockholders prescribed by law for the election of Directors shall be called by the Board of Directors, the Chairman of the Board, the President, or the Secretary whenever required to do so pursuant to applicable law. Special meetings of stockholders shall be held at such time and such place, within or without the State of Delaware, as shall be designated in the notice of meeting. Only such business as shall have been brought before the meeting by or at the direction of the Board of Directors shall be conducted at a special meeting of stockholders.

Section 2.3          List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare, or cause to be prepared, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or to inspect the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.4          Notice of Meetings. Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, in writing, at least ten but not more than fifty days before the date of such meeting, to each stockholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer or other agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.

Section 2.5          Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, if any, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. The person presiding over a meeting of stockholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable stockholders to fully consider information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or is otherwise in the best interest of stockholders. Notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

Section 2.6          Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

Section 2.7          Voting. At any meeting of stockholders, each stockholder holding, as of the record date for determining the stockholders entitled to vote at such meeting, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder, as of such record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power.

In advance of any meeting of the stockholders, the Board of Directors, the Chairman of the Board, the President or the person presiding at a meeting of stockholders shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.8          Action by Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation, or these Bylaws, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.9          Nature of Business at Annual Meetings of Stockholders.

Only such business that is a proper matter for stockholder action under Delaware law (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.4(b)) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date or dates for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, (a) such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and (b) such stockholder must have timely updated and supplemented such notice as required by these Bylaws. For avoidance of doubt, this Section 2.9 shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

To be timely, a stockholder’s notice must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of or others acting in concert with such person (collectively, “Affiliates”), (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any Affiliates, and the number of such shares of stock held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any Affiliates with respect to a security issued by the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any Affiliates, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of price changes for, such person or any Affiliates or to increase or decrease the voting power or pecuniary or economic interest of such person or any Affiliates with respect to a security issued by the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person or any Affiliates and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any Affiliates, in such business, including any anticipated benefit therefrom to such person or any Affiliates; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct as of the record date or dates for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any update and supplement to such information shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than four business days after (i) the record date for determining the stockholders entitled to receive notice of the annual meeting and (ii) a date that is ten days prior to the annual meeting.

No business (other than nominations for election to the Board of Directors) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1          General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

Section 3.2          Number of Directors. The Board of Directors of the Corporation shall consist of one or more members. The exact number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. Until the number of Directors has been so fixed by the Board of Directors, the number of Directors constituting the whole Board of Directors shall be three. After fixing the number of Directors constituting the whole Board of Directors, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of Directors constituting the whole Board of Directors.

Section 3.3          Qualification. Directors must be natural persons but need not be stockholders of the Corporation. Directors who willfully neglect or refuse to produce a list of stockholders entitled to vote at any meeting for the election of Directors shall be ineligible for election to any office at such meeting.

Section 3.4          Election.

(a)           Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, after the first meeting of the Corporation at which Directors are elected, Directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by the vote of the majority of the votes cast at any meeting for the election of Directors at which a quorum is present; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in Section 3.4(b) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall include votes against and to withhold authority and exclude abstentions with respect to such nominee. The voting on Directors at any such meeting shall be by written ballot unless otherwise provided in the Certificate of Incorporation.

(b)          To be eligible to be a candidate for election as a Director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Section 3.4(b), and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the registered office of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (i) is not and, if elected as a Director during such director’s term of office, will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”), including any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a Director that has not been disclosed therein and (iii) if elected as a Director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting or special meeting and (ii) who complies with the notice procedures set forth in this Section 3.4(b).

In addition to any other applicable requirements, for a nomination to be made by a stockholder, (a) such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and (b) such stockholder must have timely updated and supplemented such notice as required by these Bylaws.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing Directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any Affiliates, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any Affiliates and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any Affiliates with respect to a security issued by the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person or any Affiliates with the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of price changes for, such person or any Affiliates or to increase or decrease the voting power or pecuniary or economic interest of such person or any Affiliates with respect to a security issued by the Corporation; and (iv) any other information relating to such persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any Affiliates, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any Affiliates and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any Affiliates with respect to a security issued by the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person or any Affiliates with the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of price changes for, such person or any Affiliates or to increase or decrease the voting power or pecuniary or economic interest of such person or any Affiliates with respect to a security issued by the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person or any Affiliates and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person or any Affiliates in such nomination, including any anticipated benefit therefrom to such person or any Affiliates; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.4(b) shall be true and correct as of the record date or dates for determining the stockholders entitled to receive notice of and to vote at the annual meeting or special meeting and any update and supplement to such information shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than four business days after (i) the record date for determining the stockholders entitled to receive notice of such meeting and (ii) a date that is ten days prior to such meeting.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4(b). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c)(i)          Following the annual meeting, the Board of Directors shall cause the Corporation to reimburse the Expenses that a stockholder or group of stockholders (the “Nominating Stockholders”) has incurred in connection with nominating a candidate (the “Nominee”) for election to the Board of Directors (the “Nomination”) if the following conditions are met:

(A)           None of the Nominating Stockholders shall have nominated for election to the Board of Directors at the annual meeting any individual other than the Nominee;

(B)          None of the Nominating Stockholders shall have engaged in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a Director at the annual meeting other than the Nominee (or a nominee of the Board of Directors), and shall not have distributed to any stockholder any form of proxy for the annual meeting other than a form including only the Nominee and individuals nominated by the Board of Directors;

(C)           Each Nominating Stockholder and the Nominee shall have otherwise complied with all of the provisions of these Bylaws applicable to the nomination of a candidate for election to the Board of Directors;

(D)          The election of fewer than 30% of the Directors to be elected shall be contested in the election (rounded down to the nearest whole number but not less than one);

(E)          Each Nominating Stockholder shall have been the Beneficial Owner of shares of capital stock of the Corporation entitled to vote in the election of Directors (the “Required Voting Interest”) from the date that is one year prior to the date on which the Corporation receives notice of the Nomination through the conclusion of the annual meeting at which the Nomination was made (such period, the “Holding Period”);

(F)          None of the Nominating Stockholders shall have received reimbursement of proxy expenses from the Corporation, pursuant to this Bylaw or otherwise, in any of the preceding three calendar years;

(G)          The Nominee shall have received a number of votes cast in favor of his or her election equal to at least 40% of the number of all votes cast, including “for,” “against” and “withheld” votes, for the nominee receiving the most such votes of any nominee in the election of Directors (such number of votes, the “Total Votes Cast”);

(H)          The Nominee shall not have been included on the proxy cards solicited by the Corporation or by any person other than the Nominating Stockholders who nominated the Nominee;

(I)            The Nominee shall be Independent;

(J)          The proxy statement included in the proxy materials solicited by or on behalf of any Nominating Stockholder (the “Proxy Materials”) shall include a statement disclosing each member of the Nominating Stockholders group and the other information required to be delivered to the Secretary pursuant to Section 3.4(b); and

(K)         During the Holding Period, none of the Nominating Stockholders nor the Nominee shall have Beneficially Owned any securities of the Corporation for the purpose, or with the effect, of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d–3(b) of the Exchange Act, other than solely by reason of seeking the election as a Director of the Nominee.

(ii)          If a Nominating Stockholder is eligible for reimbursement under this Section 3.4(c), then (A) if the Nominee is not elected, the proportion of the Expenses reimbursed shall equal the proportion of votes that the Nominee received in favor of his or her election to the Total Votes Cast, and (B) if the Nominee is elected, all Expenses shall be reimbursed; provided, however, in each case, the other terms and conditions of this Section 3.4(c) are satisfied. In no event shall the amount paid to a Nominating Stockholder pursuant to this Section 3.4(c) exceed the amount of corresponding expenses incurred by the Corporation in soliciting proxies in connection with the election of Directors at the same annual meeting. The Corporation shall pay at the direction of the Nominating Stockholders the amount due under this Section 3.4(c) after receipt of reasonably detailed, written invoices documenting the Expenses, as well as any documentation reasonably requested by the Corporation demonstrating their eligibility for reimbursement. Notwithstanding any other provision hereof, there shall be no reimbursement under this Section 3.4(c) in the event the Board of Directors determines that any such reimbursement is not in the best interests of the Corporation or would result in a breach of the fiduciary duties of the Board of Directors to the Corporation and its stockholders or that making such a payment would render the Corporation insolvent or cause it to breach a material obligation incurred without reference to the obligations imposed by this Section 3.4(c).

(iii)          For purposes of this Section 3.4(c):

(A)          “Expenses” shall mean the actual costs of printing and mailing the Proxy Materials and the fees and expenses of one law firm for reviewing the Proxy Materials and one proxy solicitor for conducting the related proxy solicitation (in each case, only such costs, fees and expenses that are reasonably incurred by the Nominating Stockholders), so long as: (x) the Nominating Stockholders shall be liable for such amounts regardless of the outcome of the election of Directors or the receipt of reimbursement by the Corporation; and (y) any party to which such amounts are payable is not an Affiliate or Associate (wherever used in this Section 3.4(c), as defined in the Exchange Act) of any of the Nominating Stockholders.

(B)          A person shall be the “Beneficial Owner” of or “Beneficially Own” only those shares of common stock of the Corporation as to which the person possesses both (x) the full voting rights pertaining to the shares and (y) after giving effect to any swap, hedging, derivative or synthetic ownership contract or arrangement with respect to securities of the Corporation or its Affiliates to which the person or any of its Affiliates or Associates is a party or is bound or is the beneficiary, the full economic interest in (including the right to dispose of and the opportunity for profit and risk of loss on) such shares. A person shall Beneficially Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s Beneficial Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person or in which any fiduciary, attorney-in-fact or distributee succeeds to or otherwise acts for such person by reason of the death, disability, liquidation or occurrence of a comparable event with respect to such person. The percentage of shares Beneficially Owned by a stockholder in connection with a Nomination shall be based upon the number of outstanding voting securities most recently disclosed, prior to the delivery of the notice of nomination by the Nominating Stockholders to the Corporation in accordance with Section 3.4(b) of these Bylaws, by the Corporation in a filing with the Securities and Exchange Commission (the “Commission”).

(C)          “Independent” with respect to a Nominee shall mean (a) that the Nominee would be considered an independent director in accordance with the listing standards of the principal U.S. securities market in which the common stock of the Corporation trades or, if no such listing standards are applicable at the time, in accordance with the standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Corporation’s Directors in accordance with the rules of the Commission and (b) the Nominee is not an employee or officer of, or consultant to, and is not party to any agreement providing such Nominee compensation from, the Nominating Stockholders or any of their respective Affiliates or Associates and has no other material association, by agreement, understanding or familial or other relationship, with the Nominating Stockholders or any of their respective Affiliates or Associates.

Section 3.5          Term. Each Director shall hold office until (a) the next annual election of Directors and (b) such Director’s successor is duly elected and qualified, except in the event of the earlier termination of such Director’s term of office by reason of death, resignation, removal or other reason.

Section 3.6          Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein or in the Corporate Governance Guidelines then in effect, the acceptance of such resignation shall not be necessary to make it effective.

Any Director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock then entitled to vote at an election of Directors, except as otherwise provided by applicable law.

Section 3.7          Vacancies. Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by the vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until any such Director’s successor shall have been duly elected and qualified or until any such Director’s earlier death, resignation, removal or other reason.

If one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.7 in the filling of other vacancies.

Section 3.8          Quorum and Voting. Unless the Certificate of Incorporation or these Bylaws provide otherwise, at all meetings of the Board of Directors, a majority of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.

Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications means by which all persons participating in the meeting can hear each other and be heard, and participation in such a meeting shall constitute presence in person at such meeting.

The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

Section 3.9          Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

Section 3.10
Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 3.11
Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12
Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board of Directors, the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director in accordance with Section 3.13 of these Bylaws.

Section 3.13
Notice of Meetings; Waiver of Notice. Unless otherwise provided in these Bylaws, notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed to such Director addressed to him or her at his or her address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to him or her by electronic mail, facsimile, or other means of electronic transmission not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him or her personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any Director if waived by him or her in writing (or by electronic mail, facsimile, or other means of written electronic transmission) whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat or if those not present waive notice of the meeting in accordance with Section 7.3 of these Bylaws.

Section 3.14          Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.

Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and his alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

Section 3.15          Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee and subject to limitations imposed by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.16          Compensation of Directors. Each Director shall be entitled to receive for attendance at each meeting of the Board of Directors or any duly constituted committee thereof which he or she attends, such fee as is fixed by the Board and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.

Section 3.17          Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission (including by e-mail) and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

ARTICLE IV

OFFICERS

Section 4.1          Establishment of Offices. The Board of Directors shall elect the following officers: a Chief Executive Officer, a President, a General Counsel, a Treasurer, and a Secretary and may, at the discretion of the Board of Directors, also elect as an officer a Chairman of the Board, a Vice Chairman of the Board, a Chief Financial Officer, a Chief Operating Officer, a Chief Accounting Officer, and a Controller. The Board or the Chief Executive Officer may also elect, appoint, or provide for the appointment of such other officers, including one or more group or division officers (including division presidents and group financial officers) or one or more vice presidents (including senior vice presidents, executive vice presidents or other classifications of vice presidents), and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. One person may hold the offices and perform the duties of any two or more of said offices except the offices and duties of President and Vice President or of Chairman of the Board or President and Secretary. None of the officers need be Directors of the Corporation. The Board of Directors may delegate to any officer the power, from time to time, to appoint officers, except a Chairman of the Board, a Chief Executive Officer, a President, a General Counsel, a Treasurer, a Secretary, a Vice Chairman of the Board, a Chief Financial Officer, a Chief Operating Officer, a Chief Accounting Officer, or a Controller, or agents of the Corporation and to prescribe their respective terms of office, authority and duties.

Section 4.2          Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation, removal, or other reason.

Section 4.3          Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.4          Removal of Officers. Any officer of the Corporation elected by the Board of Directors may be removed from office, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office. Any other officer may be removed from such position at any time by the Board (as set forth above), the Chief Executive Officer, or the person making such appointment or his/her successor, either with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.5          Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.6          Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which that person is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors. In the absence of the Chairman, a Vice Chairman, if one has been elected, shall preside at all meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as from time to time may be assigned by the Board of Directors.

Section 4.7          Chief Executive Officer. Subject to the oversight of the Board of Directors, the Chief Executive Officer shall, in the absence of the Chairman and the Vice Chairman (if a Vice Chairman has been elected) of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he or she is present. The Chief Executive Officer shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The Chief Executive Officer shall have and perform all powers and duties usually incident to the office of chief executive officer and which may be required by applicable law, except as specifically limited by a resolution of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.8          Chief Financial Officer. The Chief Financial Officer shall exercise direction and control of the financial affairs of the Corporation, including the preparation of the Corporation’s financial statements. The Chief Financial Officer shall have the general powers and duties usually vested in the office of the chief financial officer of a corporation and such other powers and duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 4.9          President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer be vacant, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer, including the power to sign all instruments and to take all actions that the Chief Executive Officer is authorized to perform by the Board of Directors or these Bylaws. A President shall have the general powers and duties usually vested in the office of president of a corporation and such other powers and duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 4.10          Chief Operating Officer. Subject to the oversight of the Chief Executive Officer and the President, the Chief Operating Officer shall exercise direction and control over the day-to-day operations of the Corporation. The Chief Operating Officer shall have the general powers and duties of management usually vested in the office of the chief operating officer of a corporation and such other powers and duties as from time to time may be assigned to the Chief Operating Officer by the Board of Directors or the Chief Executive Officer.

Section 4.11          Vice Presidents. The Vice Presidents shall perform the duties and exercise the powers as shall be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President. The Vice Presidents shall generally assist the President in such manner as the President shall direct.

Section 4.12          Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.13          Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.14          Controller. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V

CAPITAL STOCK

Section 5.1          Issuance of Certificates of Stock; Uncertificated Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may establish by resolution or resolutions that some or all of any classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

Section 5.2          Signatures on Stock Certificates. Shares of capital stock of the Corporation represented by certificates (if any) shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by, or in the name of the Corporation by, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

Section 5.3          Stock Ledger. A record of all shares of all capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of each person, firm or corporation in which capital stock is registered, and the number of shares owned by such person, firm or corporation.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4          Regulations Relating to Transfer.

(a)          The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

(b)          If the Board of Directors authorizes any class of capital stock of the Corporation to be issued in uncertificated form, it may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of such uncertificated shares of capital stock.

Section 5.5          Transfers. Transfers of certificated shares of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby. Transfers of uncertificated shares of capital stock shall be made in accordance with applicable law and the rules and regulations established by the Board of Directors pursuant to Section 5.4(b) of these Bylaws.

Section 5.6          Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates (or substitutive uncertificated shares) shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

Section 5.7          Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation may issue a new certificate or uncertificated shares in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock or uncertificated shares in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates (or substitutive uncertificated shares) shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate or uncertificated shares may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8          Fixing of Record Dates.

(a)          The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of such meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. If the Board of Directors fixes a record date for the purpose of determining stockholders entitled to notice of such meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of such meeting shall be the date for making such determination.

(b)          Except as provided in Section 5.8(c), if no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d)          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

INDEMNIFICATION

Section 6.1          Indemnification. The Corporation shall, to the full extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or of a constituent corporation absorbed by the Corporation in a consolidation or merger or is or was serving at the request of the Corporation or such constituent corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be a party to:

(a)          any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding, or

(b)          any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such Proceeding.

Any indemnification by the Corporation pursuant hereto shall be made only in the manner and to the extent authorized by applicable law and the Certificate of Incorporation, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 6.2          Indemnification Insurance; Advancement of Expenses.

(a)          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under applicable law.

(b)          The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1          Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words “Corporate Seal, Delaware” in the center. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the designation “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation. Additionally, the seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in any other manner as the Board of Directors may determine.

Section 7.2          Fiscal Year. The fiscal year of the Corporation shall be from January 1 to December 31, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3          Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4          Execution of Instruments, Contracts, Etc.

(a)          All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by any officers or other persons, as the Board of Directors may from time to time designate.

(b)          Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(c)          All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

Section 7.5          Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), to the fullest extent permitted by law:

(a)          the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

(b)          the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision does not apply to claims arising under the Securities Exchange Act of 1934, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.5. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7.5 with respect to any current or future actions or claims.

Section 7.6          Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

AMENDMENTS

Section 8.1          By Stockholders. These Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

Section 8.2          By Directors. To the extent permitted by the Certificate of Incorporation, these Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Board of Directors.